Y
                                 AUGUST 1, 1997

                       SUPPLEMENT NO. 1 TO PROSPECTUS FOR

                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                                     DATED

                                 AUGUST 1, 1997

                   (SUPPLEMENT OFFERING BCTC IV SERIES 30 AND

                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)
--------------------------------------------------------------------------------


     This Supplement is part of, and should be read in conjunction with, the Prospectus of the Fund. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus. This Supplement No. 1 supersedes all previous supplements to the Prospectus.

 Status of BCTC IV Series 29

     The Fund received orders for a total of 3,997,500 BACs ($39,975,000) with respect to Series 29, and issued the last of such Series 29 BACs on June 20, 1997. The aggregate fees paid as of June 20, 1997 to the General Partner and Affiliates with respect to Series 29 were $4,717,050. No additional BACs will be offered with respect to Series 29. The Fund has issued a total of 31,313,800 BACs, raised $313,138,000 and admitted 18,590 Investors with respect to Series 20 through 29. (See "Prior Performance of the General Partner and its Affiliates" in the Prospectus.)

 Offering of BCTC IV Series 30

     The Fund is offering, effective June 23, 1997, the eleventh series of BACs ("Series 30") consisting of 2,500,000 BACs, with a minimum required investment of five hundred BACs at $10 per BAC ($5,000) per Investor, on the terms and conditions as are set forth in the Prospectus. No BACs in Series 30 will be issued unless at least 250,000 BACs in such series are sold. The offering of BACs in Series 30 will not exceed 12 months.

     THE PURCHASE OF BACS IN SERIES 30 WILL NOT ENTITLE THE INVESTOR TO ANY INTEREST IN ANY OTHER SERIES OF THE FUND NOR ANY INTEREST IN BOSTON CAPITAL TAX CREDIT FUND L.P., OR BOSTON CAPITAL TAX CREDIT FUND II L.P., OR BOSTON CAPITAL TAX CREDIT FUND III L.P.

     The Fund anticipates acquiring, on behalf of Series 30, limited partnership interests in the twenty-four (24) Operating Partnerships more fully described hereinafter (the "Operating Partnerships") pursuant to the provisions of "Investment Objectives and Acquisition Policies," as set forth in the Prospectus. The Operating General Partners (or affiliates thereof) with respect to certain of the Operating Partnerships described below are general partners of other operating partnerships which have been invested in by the Fund on behalf of other series and/or other partnerships affiliated with the General Partner. (See "Conflicts of Interest" in the Prospectus). A significant portion of the funds invested by the Fund in each Operating Partnership will be used to pay fees and expenses to the Operating General Partners. (See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.)

     The Fund will endeavor to invest in Operating Partnerships with a goal of generating tax credits for allocation to Investors, upon completion and occupancy of all Apartment Complexes, averaging approximately $1.10 to $1.30 per BAC annually in Series 30, which would be the equivalent of an approximate 11%-13% annual Tax Credit as a percentage of capital invested, for the ten year credit period applicable to each Apartment Complex in which Series 30 invests. (See "Investment Objectives and Acquisition Policies" in the Prospectus.) This assumes: (a) the applicability of current tax laws and regulations and current interpretations of such laws and regulations by the courts; (b) each of such Apartment Complexes is occupied with qualifying individuals throughout the 15-year Federal Housing Tax Credit compliance period; and (c) BAC Holders are unable to use any passive tax losses generated by the Fund. These investment objectives do not represent yield or return on investment.

     Assuming: none of the Apartment Complexes invested in by a Series has any value at the end of the 15-year Federal Housing Tax Credit compliance period applicable to the investments of a Series and at such time if an Inves-tor uses the suspended passive losses equal to the unreturned Capital Contribution, the equivalent tax-free internal rate of return would be approximately 5.2%-7.1% for Investors with taxable income which is taxed at that time in the 15%-39.6% tax brackets, respectively. (See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations" for a discussion of offsetting an Investor's loss of Capital Contribution against active income.) If the Apartment Complexes appreciate in value, such increased value can be recognized through sales of Operating Partnership Interests or the sale or refinancing of Apartment Complexes (even though the restrictions and compliance requirements of the Federal Housing Tax Credit program will continue to apply to such Apartment Complexes at that time), and Investors receive distributions from such sales, the equivalent tax-free internal rate of return will be greater.

     The selection of a 11%-13% annual Tax Credit as a percentage of capital invested, as an investment objective, has been made by the Fund after consulting with the Dealer-Manager regarding tax-free returns currently available to investors in other similar tax credit investments. Pursuant to the rules for the allocation of Federal Housing Tax Credits, the Fund's investment goal is for the following annual tax-free amounts (for each $10,000 investment in Series 30):
$100-$200 in 1997; $300-$500 in 1998; $1,100-$1,300 in 1999-2006; $1,000-$1,100
in 2007; and $700-$900 in 2008. This statement of Tax Credit investment goal does not represent a forecast of anticipated Tax Credits to be obtained nor does it represent a yield or return on investment. Rather it represents an investment goal of the Fund under the rules for allocation of Tax Credits for the credit period applicable to the Fund's anticipated Series 30 investments. As there is no assurance that the value of the Fund's assets will equal such amount or that such distributions will be made, there is no assurance that any particular tax-free internal rate of return will be achieved. (See "Tax Credit Programs--The Federal Housing Tax Credit", commencing at page 64 of the Prospectus, for a discussion of the allocation of Federal Housing Tax Credits during the applicable credit period.)

     The Fund's investment in Operating Partnerships on behalf of Series 30 will be consistent with the provisions of the Prospectus relating to the investment in Operating Partnerships. (See, particularly, "Investment Objectives and Acquisition Policies," "Investment in Operating Partnerships," and "Sharing
Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals.")

     THE POTENTIAL OPERATING PARTNERSHIP INTERESTS IDENTIFIED BELOW RELATE ONLY TO BCTC IV--SERIES 30.

     While the General Partner believes that the Fund, on behalf of Series 30, is reasonably likely to acquire interests in the Operating Partnerships which are developing or will develop, as applicable, the Apartment Complexes described hereinafter, the Fund may not be able to do so as a result of additional information or changes in circumstances. Before any such acquisition is made, the General Partner will continue and complete its due diligence review as to the applicable Operating Partnership and the related Apartment Complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors; if any significant adverse information is obtained by the General Partner, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. If such interests are acquired, the terms may differ materially from those described below. Accordingly, Investors should not rely on the ability of the Fund to invest in these Apartment Complexes or under the described investment terms in deciding whether to invest in the Fund. The anticipated acquisition of the Operating Partnership Interests described hereinafter represents approximately 80% of the total equity which the Fund currently expects to invest in Operating Partnerships on behalf of Series 30.

 Management's Discussion and Analysis of Financial Condition and Results of
   Operations

     Since Series 30 is currently in the offering phase it has no material assets nor any operating history.

     The twenty-four (24) Operating Partnerships in which Interests are currently expected to be acquired, and the respective Operating General Partners, are as follows:


    Partnership                              General Partner(s)
    -----------                              ------------------
  1.  Accomack L.P.                          Vest & Right, Inc.
       (the "Accomack Partnership")
  2.  Apple Lane L.P.                        ERC Properties, Inc.
       (the "Apple Lane Partnership")
  3.  Phillips Development Corp. XVI, L.P.   Phillips Development Corporation
       (the "Arkadelphia Partnership")
  4.  Bellwood Four L.P.                     Phillips Development Corporation
       (the "Bellwood Four Partnership")
  5.  Bowie Apartments L.P.                  Swan Management Company
       (the "Bowie Partnership")
  6.  Broadway Place L.P.                    Trianon Development Corporation
       (the "Broadway Partnership")
  7.  Clarksville L.P.                       GEM Management, Inc.
       (the "Clarksville Partnership")
  8.  Compton Heights L.P.                   Jeffrey E. Smith
       (the "Compton Heights Partnership")     Fairway Properties, Inc.
  9.  Emerald Trace II L.P.                  Joyce Middleton
       (the "Emerald Trace II Partnership")
 10.  Farmville L.P.                         GEM Management, Inc.
       (the "Farmville Partnership")
 11.  Farwell Mill L.P.                      Joseph Cloutier
       (the "Farwell Mill Partnership")        Realty Resources Chartered
 12.  Graham Apartments L.P.                 Swan Management Company
       (the "Graham Partnership")
 13.  Jeffries L.P.                          Vest & Right, Inc.
       (the "Jeffries Partnership")
 14.  King George L.P.                       GEM Management, Inc.
       (the "King George Partnership")
 15.  Linden Partners II L.L.C.              Arbor Development Group, Inc.
       (the "Linden Partnership")
 16.  Mesa Grande L.P.                       Trianon Development Corporation
       (the "Mesa Grande Partnership")

    Partnership                               General Partner(s)
    -----------                               ------------------
 17.  Nocona Apartments L.P.                  Swan Management Company
       (the "Nocona Partnership")
 18.  Pyramid I L.P.                          Phillips Development Corporation
       (the "Northgate Partnership")
 19.  Pocola and Arkoma L.P.                  ERC Properties, Inc.
       (the "Pocola and Arkoma Partnership")
 20.  Quail Creek L.P.                        ERC Properties, Inc.
       (the "Quail Creek Partnership")
 21.  Ashuelot L.P.                           Joseph Cloutier
       (the "Riverbend Partnership")            Keene Housing Authority
                                                Realty Resources Chartered
 22.  Rugby L.P.                              Vest & Right, Inc.
       (the "Rugby Partnership")
 23.  Southside Associates L.P.               Murray O. Duggins
       (the "Southside Partnership")          Derwood H. Godwin
 24.  Sunrise Homes L.P.                      Trianon Development Corporation
       (the "Sunrise Partnership")


     Permanent Mortgage Loan financing for the Apartment Complexes described herein is being or will be provided from a variety of sources, as described below. The Apartment Complexes described in this Supplement are anticipated to complete construction or rehabilitation, as applicable, during 1997 and 1998. Certain of the Apartment Complexes, as described below, have not yet begun construction. Delays in construction could occur with respect to Apartment Complexes currently under construction or as to which construction has not yet commenced, which could result in delay or reduction in achieving Tax Credits. (See "Risk Factors--Tax Risks Associated with the Fund's Investments" in the Prospectus.) The General Partner believes that each of the Apartment Complexes has or will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the Apartment Complexes and the anticipated terms of investment in each Operating Partnership.


     The Priority Return Base for Series 30 is $1.20 per BAC (12%). (See "Glossary" at page 162 of the Prospectus for the definition of the term "Priority Return Base.") Investors should note that the "Priority Return Base" is the level of return that must be provided to Investors before the General Partner may receive a 5% share in the proceeds from the sale or refinancing of Apartment Complexes or Operating Partnership Interests. (See "Liquidation Phase" at page 49 of the Prospectus.) In establishing the Priority Return Base, the General Partner is not representing that the Fund is expected to provide this level of return to Investors. The General Partner will receive fees and compensation for services prior to BAC Holders receiving the Priority Return.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                                     Basic        Government
                         Location of    Number    Monthly(1)      Assistance
     Partnership Name     Property     of Units      Rents       Anticipated
     -----------------  -------------  ---------  -----------  -----------------
 1.  Accomack           Onancock,         24      $226 1BR      FmHA Sec. 515
     Partnership        Virginia                  $274 2BR     with 50% rental
                                                                  assistance

 2.  Apple Lane         Muldrow,          71      $210 2BR      FmHA Sec. 515
     Partnership        Oklahoma                  $240 3BR        with 100%
                                                                    rental
                                                                  assistance

 3.  Arkadelphia        Arkadelphia,      24      $434 2BR     HOME Investment
     Partnership        Arkansas                                 Partnerships
                                                                   Program

 4.  Bellwood Four      Gentry,           32      $266 1BR     HOME Investment
     Partnership        Arkansas                  $321-         Partnership(s)
                                                  $335 2BR        Program(a)
                                                  $469 3BR           (5)

 5.  Bowie              Bowie,            48      $326 1BR      FmHA Sec. 515
     Partnership        Texas                     $416 2BR        with 100%
                                                                    rental
                                                                  assistance

 6.  Broadway           Hobbs,            12      $269-        HOME Investment
     Partnership        New Mexico                $331 1BR       Partnerships
                                                  $453 3BR        Program(b)
                                                                     (6)

 7.  Clarksville        Clarksville,      52      $293 1BR      FmHA Sec. 515
     Partnership        Virginia                  $324 2BR     with 50% rental
                                                                  assistance

 8.  Compton            Potosi,           12      $235 2BR     HOME Investment
     Heights            Missouri                  $300 2BR       Partnerships
     Partnership                                                   Program
                                                                     (7)



         Permanent      Mortgage    Annual                              Annual
         Mortgage       Interest   Reserve                            Management
           Loan           Rate      Amount   Management Agent            Fee
     -----------------  ---------  --------  ------------------    ----------------
 1.      $974,000        1% (2)     $ 6,000  Humphrey              $24 per
                                             Management,           occupied unit
                                             Inc.                  per month

 2.      $616,000        1% (2)     $ 6,000  ERC Properties,       $20 per occupied
                                             Inc.                  unit per month

 3.      Arkansas          4%       $ 4,800  Phillips Management   6% of net
        Development                          Company               rental income
          Finance
         Authority
         $615,000
           (4)

 4.  First Commercial     9.5%      $10,000  Siloam Springs        $35 per
           Bank                              Housing               occupied unit
        $463,000(a)                          Authority             per month
         Arkansas
        Development        0%
          Finance
         Authority
        $400,000(b)
            (5)

 5.     $1,151,610       1% (2)     $11,600  Swan                  $22.50 per
                                             Management            occupied unit
                                                                   per month

 6.     BCMC, Inc.        9.5%      $ 2,400  Regional              6% of net
        $172,000(a)                          Housing               rental income
        New Mexico         1%                Management
          Housing
         Authority
        $77,000(b)
           (6)

 7.     $1,010,000       1% (2)     $13,000  GEM                   $20 per
                                             Management,           occupied unit
                                             Inc.                  per month

 8.      Missouri          1%       $ 2,400  Fairway               6% of net
          Housing                            Properties,           rental income
        Development                          Inc.
        Commission
         $300,000
            (7)

                                                     Basic
                         Location of    Number    Monthly(1)
      Partnership Name     Property    of Units      Rents
      -----------------  ------------  ---------  ------------
  9.  Emerald            Ruston,          48      $244-
      Trace II           Louisiana                $304 1BR
      Partnership                                 $285-
                                                  $358 2BR
                                                  $396 3BR

 10.  Farmville          Farmville,       24      $250 1BR
      Partnership        Virginia                 $300 2BR

 11.  Farwell Mill       Lisbon,          27      $211-
      Partnership        Maine                    $422 1BR
                                                  $253-
                                                  $506 2BR
                                                  $389-
                                                  $585 3BR

 12.  Graham             Graham,          64      $231 1BR
      Partnership        Texas                    $306 2BR
                                                  $348 3BR

 13.  Jeffries           Radford,         44      $238 1BR
      Partnership        Virginia                 $268 2BR

 14.  King George        King             40      $283 1BR
      Partnership        George,                  $312 2BR
                         Virginia

 15.  Linden             Council          30      $455-
      Partnership        Bluffs,                  $485 2BR
                         Iowa                     $532-
                                                  $585 3BR



         Government         Permanent     Mortgage   Annual                          Annual
         Assistance         Mortgage      Interest   Reserve                       Management
         Anticipated          Loan          Rate     Amount    Management Agent       Fee
      ------------------ ---------------- ---------- --------  ----------------   -------------
  9.   HOME Investment    Premier Bank,     9.5%      $ 9,600  Middleton          6% of net
        Partnerships          N.A.                             Management,        rental income
         Program(b)        $744,800(a)                         Inc.
             (8)            Louisiana        4%
                             Housing
                         Finance Agency
                           $420,000(b)
                               (8)

 10.    FmHA Sec. 515       $916,200       1% (2)     $ 6,000  GEM                $23 per
       with 50% rental                                         Management,        occupied unit
         assistance                                            Inc.               per month

 11.   Rental Housing      Maine State      8.5%      $ 4,725  Realty             6% of net
         Production          Housing                           Resources          rental income
        Program(a&b)        Authority                          Management
         Town-Owned        $100,000(a)
       Property Sales      Maine State       0%
         Program(c)          Housing
             (9)            Authority
                           $450,000(b)
                         Town of Lisbon      5%
                           $200,000(c)
                               (9)

 12.    FmHA Sec. 515      $1,527,000      1% (2)     $15,420  Swan               $17.50 per
          with 100%                                            Management         occupied unit
           rental                                                                 per month
         assistance

 13.    FmHA Sec. 515      $2,148,000      1% (2)     $12,000  Humphrey           $19 per
       with 50% rental                                         Management,        occupied unit
         assistance                                            Inc.               per month

 14.    FmHA Sec. 515      $1,913,200      1% (2)     $10,000  GEM                $22 per
       with 50% rental                                         Management,        occupied unit
         assistance                                            Inc.               per month

 15.   Federal Housing    First Federal      9%       $ 6,000  Dodge              6% of net
         Tax Credits          Bank                             Management         rental income
                            $750,000                           Company
                              (10)

                                                     Basic
                         Location of    Number    Monthly(1)
      Partnership Name     Property    of Units      Rents
      -----------------  ------------  ---------  ------------
 16.  Mesa Grande        Carlsbad,        72      $292-
      Partnership        New Mexico               $359 1BR
                                                  $426 2BR
                                                  $398-
                                                  $491 3BR

 17.  Nocona             Nocona,          36      $303 1BR
      Partnership        Texas                    $386 2BR

 18.  Northgate          Bryant,          24      $434 2BR
      Partnership        Arkansas

 19.  Pocola and         Pocola and       44      $238-
      Arkoma             Arkoma,                  $244 1BR
      Partnership        Oklahoma                 $262-
                                                  $284 2BR

 20.  Quail Creek        Gravette,        25      $247 1BR
      Partnership        Arkansas

 21.  Riverbend          Swanzey,         24      $428-
      Partnership        New                      $496 2BR
                         Hampshire                $494-
                                                  $596 3BR

 22.  Rugby              Luray,           48      $234 1BR
      Partnership        Virginia                 $268 2BR

 23.  Southside          Latta,           24      $268 1BR
      Partnership        South                    $281 2BR
                         Carolina



         Government       Permanent     Mortgage   Annual                         Annual
         Assistance        Mortgage     Interest   Reserve                       Management
        Anticipated          Loan         Rate     Amount    Management Agent       Fee
      ----------------- --------------- ---------- --------- ----------------   -------------
 16.  HOME Investment     BCMC, Inc.      9.5%      $14,400  Regional           6% of net
        Partnerships    $1,715,000(a)                        Housing            rental income
         Program(b)       New Mexico       1%                Management
            (11)           Housing
                          Authority
                          $21,000(b)
                            (11)

 17.   FmHA Sec. 515       $850,840      1% (2)     $ 8,590  Swan               $22.50 per
         with 100%                                           Management         occupied unit
           rental                                                               per month
        assistance

 18.  HOME Investment     Arkansas         4%       $ 4,800  Phillips           6% of net
        Partnerships     Development                         Management         rental income
          Program          Finance                           Company
                          Authority
                          $615,000
                            (12)

 19.   FmHA Sec. 515      $1,172,000     1% (2)     $11,000  ERC Properties,    $19 per
         with 100%                                           Inc.               occupied
           rental                                                               unit per month
         assistance

 20.   FmHA Sec. 515       $922,300      1% (2)     $ 6,250  ERC Properties,    $21 per occupied
         with 100%                                           Inc.               unit per month
          rental
        assistance

 21.  HOME Investment      CFX Bank        9%       $ 7,200  Keene Housing      $31.25 per
        Partnerships     $515,000(a)                         Authority          occupied
         Program(b)     New Hampshire      0%                                   unit per month
            (13)           Housing
                           Finance
                          Authority
                          $64,000(b)
                             (13)

 22.   FmHA Sec. 515      $2,010,500     1% (2)     $12,000  Humphrey           $19 per occupied
      with 50% rental                                        Management,        unit per month
         assistance                                          Inc.

 23.   FmHA Sec. 515       $825,000      1% (2)     $ 6,000  United             $25 per occupied
         with 100%                                           Development        unit per month
          rental
        assistance

                                                     Basic
                         Location of    Number    Monthly(1)
      Partnership Name     Property    of Units      Rents
      -----------------  ------------  ---------  ------------
 24.  Sunrise            Hobbs,           32      $269-
      Partnership        New Mexico               $331 1BR
                                                  $320-
                                                  $395 2BR
                                                  $367-
                                                  $453 3BR



         Government      Permanent    Mortgage   Annual                          Annual
         Assistance       Mortgage    Interest   Reserve                       Management
        Anticipated         Loan        Rate     Amount    Management Agent        Fee
      ----------------  ------------  ---------  --------- ----------------   -------------
 24.  HOME Investment    BCMC, Inc.     9.5%      $6,400   Regional           6% of net
        Partnerships    $562,000(a)                        Housing            rental income
         Program(b)      New Mexico      1%                Management
            (14)          Housing
                         Authority
                        $150,000(b)
                           (14)

 (1) Exclusive of utilities, unless indicated otherwise.

 (2) FmHA 515 loan with a term of 50 years, a stated interest rate of between 7.5% and 9.5%; written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50 year amortization schedule.

 (3) Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans described in the following footnotes, which have a term to maturity which is shorter than the term employed for the amortization schedule, provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.

 (4) The terms of the Arkadelphia Partnership's anticipated permanent first mortgage loan in the amount of $615,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30 year amortization schedule.

 (5) (a) The terms of the Bellwood Four Partnership's anticipated permanent first mortgage loan in the amount of $463,000 are expected to include a term of 30 years, an interest rate of 9.5% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Bellwood Four Partnership's anticipated permanent second mortgage loan in the amount of $400,000 are expected to include a term of 30 years, an interest rate of 0% and payment of principal on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payment of principal based on available cash flow, and for the payment of the entire outstanding balance of principal at the end of the 30-year term.

 (6) (a) The terms of the Broadway Partnership's anticipated permanent first mortgage loan in the amount of $172,000 are expected to include a term of 30 years, an interest rate of 9.5% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Broadway Partnership's anticipated permanent second mortgage loan in the amount of $77,000 are expected to include a term of 20 years, an interest rate of 1% and payment of interest only, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payment of interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 20-year term.

 (7) The terms of the Compton Heights Partnership's anticipated permanent first mortgage loan in the amount of $300,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30 year amortization schedule.

 (8) (a) The terms of the Emerald Trace II Partnership's anticipated permanent first mortgage loan in the amount of $744,800 are expected to include a term of 40 years, an interest rate of 9.5% and payments of principal and interest on the basis of a 40 year amortization schedule.

     (b) The terms of the Emerald Trace II Partnership's anticipated permanent second mortgage loan in the amount of $420,000 are expected to include a term of 20 years, an interest rate of 4% and payments of principal and interest on the basis of a 20 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 20-year term.

 (9) (a) The terms of the Farwell Mill Partnership's anticipated permanent first mortgage loan in the amount of $100,000 are expected to include a term of 30 years, an interest rate of 8.5% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Farwell Mill Partnership's anticipated permanent second mortgage loan in the amount of $450,000 are expected to include a term of 30 years, an interest rate of 0% and payment of principal on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payment of principal based on available cash flow, and for the payment of the entire outstanding balance of principal at the end of the 30-year term.

     (c) The terms of the Farwell Mill Partnership's anticipated permanent third mortgage loan in the amount of $200,000 are expected to include a term of 30 years, an interest rate of 5% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent third mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(10) The terms of the Linden Partnership's anticipated permanent first mortgage loan in the amount of $750,000 are expected to include a term of 18 years, an interest rate of 9% and payments of principal and interest on the basis of a 25 year amortization schedule.

(11) (a) The terms of the Mesa Grande Partnership's anticipated permanent first mortgage loan in the amount of $1,715,000 are expected to include a term of 30 years, an interest rate of 9.5% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Mesa Grande Partnership's anticipated permanent second mortgage loan in the amount of $210,000 are expected to include a term of 20 years, an interest rate of 1% and payment of interest only, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payment of interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 20-year term.

(12) The terms of the Northgate Partnership's anticipated permanent first mortgage loan in the amount of $615,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30 year amortization schedule.

(13) (a) The terms of the Riverbend Partnership's anticipated permanent first mortgage loan in the amount of $515,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Riverbend Partnership's anticipated permanent second mortgage loan in the amount of $64,000 are expected to include a term of 20 years, an interest rate of 0% and payment of principal on the basis of a 20 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payment of principal based on available cash flow, and for the payment of the entire outstanding balance of principal at the end of the 20-year term.

(14) (a) The terms of the Sunrise Partnership's anticipated permanent first mortgage loan in the amount of $562,000 are expected to include a term of 30 years, an interest rate of 9.5% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Sunrise Partnership's anticipated permanent second mortgage loan in the amount of $150,000 are expected to include a term of 20 years, an interest rate of 1% and payment of interest only, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payment of interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 20-year term.

                 TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                       Ownership
                                     Interest (%)
                                       Profits,
                                       Losses,        Operating
                         BCTC IV      Credit/Net       General
       Partnership       Capital        Cash           Partner
           Name       Contribution   Flow/Backend   Contribution
      --------------  -------------- -------------- --------------
 1.   Accomack          $  235,660     99/50/50       $  6,125
      Partnership
 2.   Apple Lane        $  311,757     99/10/25       $  9,200
      Partnership
 3.   Arkadelphia       $  742,953     99/25/25       $    100
      Partnership
 4.   Bellwood Four     $  799,300     99/50/50       $    100
      Partnership
 5.   Bowie             $  253,785     99/50/50       $ 50,090
      Partnership
 6.   Broadway          $  418,580    100/10/25       $    100
      Partnership
 7.   Clarksville       $  426,273     99/50/50       $ 28,800
      Partnership
 8.   Compton           $  266,821     99/30/30       $    100
      Heights
      Partnership
 9.   Emerald           $1,080,348     99/35/35       $    100
      Trace II
      Partnership
10.   Farmville         $  245,672     99/50/50       $ 18,900
      Partnership
11.   Farwell Mill      $  706,860     99/25/25       $204,040
      Partnership
12.   Graham            $  336,000     99/50/50       $ 63,750
      Partnership



                                        Fund's
                                     Approximate
                                        Average      Development        Annual
                                        Annual       Fee/Other        Partnership       Asset
        Operating      Operating     Anticipated   Distributions      Management      Management
         Deficit     Partnership's     Federal      to Operating         Fee to      Fee to Boston
        Guarantee     Credit Base       Credit           GP           Operating GP      Capital
      -------------  --------------  ------------  ---------------    ------------   -------------
 1.     Unlimited      $1,044,000      $ 38,319       $ 58,000         $  500         $  500
         in time
        and amount
 2.     Unlimited      $1,327,302      $ 48,712       $145,000         $  500         $  500
        in amount
       for 4 years
 3.     Unlimited      $1,355,607      $116,086       $230,000         $1,500         $1,500
        in amount
       for 5 years
 4.     Unlimited      $1,446,910      $128,920       $219,466         $2,000         $2,000
         in time
       and amount
 5.     Unlimited      $1,281,610      $ 42,297       $130,000         $1,500         $1,500
        in amount
       for 15 years
 6.     Unlimited      $  783,000      $ 66,866       $ 85,000         $1,200         $1,200
        in amount
       for 4 years
 7.     Unlimited      $1,248,000      $ 66,905       $ 75,000         $1,000         $1,000
         in time
       and amount
 8.     Unlimited      $  512,400      $ 41,049       $ 70,000         $1,000         $1,000
        in amount
       for 10 years
 9.     Unlimited      $2,066,498      $171,484       $290,000         $4,800         $3,000
         in time
       and amount
10.     Unlimited      $1,120,500      $ 38,386       $ 55,000         $  500         $  500
         in time
       and amount
11.     Unlimited      $1,284,750      $108,748       $235,000         $2,700         $2,700
      in duration
      for $400,000
         in the
       aggregate
12.     Unlimited      $1,673,000      $ 56,085       $150,000         $1,750         $1,750
        in amount
      for 15 years

                                     Ownership
                                   Interest (%)
                                     Profits,
                                     Losses,        Operating
                       BCTC IV      Credit/Net       General      Operating
      Partnership      Capital         Cash          Partner       Deficit
          Name      Contribution   Flow/Backend   Contribution    Guarantee
      ------------  -------------  -------------  -------------  -------------
13.   Jeffries        $  586,998     99/50/50          $11,684    Unlimited
      Partnership                                                  in time
                                                                  and amount
14.   King George     $  519,077     99/50/50          $28,100    Unlimited
      Partnership                                                  in time
                                                                  and amount
15.   Linden          $  870,613     99/15/50          $20,108    Unlimited
      Partnership                                                  in time
                                                                  and amount
16.   Mesa Grande     $2,037,444    100/10/25         $   100     Unlimited
      Partnership                                                 in amount
                                                                  for 4 years
17.   Nocona          $  187,503     99/50/50          $37,710    Unlimited
      Partnership                                                 in amount
                                                                  for 15 years
18.   Northgate       $  745,557     99/25/25          $   100    Unlimited
      Partnership                                                 in amount
                                                                  for 5 years
19.   Pocola and      $  393,680     99/50/50          $ 3,900    Unlimited
      Arkoma                                                      in time
      Partnership                                                 and amount
20.   Quail Creek     $  188,179     99/50/50          $ 1,900    Unlimited
      Partnership                                                 in time
                                                                  and amount
21.   Riverbend       $1,282,185    100/40/40         $   100     Unlimited
      Partnership                                                 in time
                                                                  and amount
22.   Rugby           $  551,361     99/50/50          $12,490    Unlimited
      Partnership                                                 in time
                                                                  and amount
23.   Southside       $  248,000    100/50/50         $14,965     Unlimited
      Partnership                                                 in time
                                                                  and amount
24.   Sunrise         $1,283,615    100/10/25         $   100     Unlimited
      Partnership                                                 in amount
                                                                  for 4 years



                         Fund's
                      Approximate
                        Average      Development      Annual
                        Annual        Fee/Other     Partnership        Asset
        Operating     Anticipated   Distributions   Management       Management
      Partnership's     Federal      to Operating     Fee to       Fee to Boston
       Credit Base      Credit           GP        Operating GP       Capital
      --------------  ------------- -------------  ------------    -------------
13.     $2,397,000      $ 92,295       $ 97,000         $1,000         $1,000
14.     $2,546,000      $ 81,106       $ 75,000         $1,000         $1,000
15.     $1,629,000      $138,193       $ 14,000         $4,500         $4,500
16.     $3,810,000      $325,470       $533,000         $7,500         $7,500
17.     $  990,840      $ 31,251       $120,000         $1,500         $1,500
18.     $1,368,250      $116,493       $230,000         $1,500         $1,500
19.     $1,350,000      $ 60,566       $220,000         $1,000         $1,000
20.     $   80,500      $ 28,951       $105,000         $  500         $  500
21.     $2,340,000      $202,365       $198,000         $3,500         $3,500
22.     $2,445,000      $ 89,681       $ 94,000         $1,000         $1,000
23.     $1,038,800      $ 38,540       $ 38,000         $  500         $  500
24.     $2,400,000      $205,050       $258,000         $3,500         $3,500

THE ACCOMACK PARK PARTNERSHIP
(Accomack Apartments)

       Accomack Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated in Onancock, Virginia. Accomack Apartments will consist of 8 one-bedroom units and 16 two-bedroom units contained in 4 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors, cable television hook-up and a patio or balcony.

       Rehabilitation of Accomack Apartments is anticipated to begin in July, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ----------   ---------------
    12       November, 1997       12         January, 1998
    12       December, 1997       12         February, 1998

THE APPLE LANE PARTNERSHIP
(Apple Lane Apartments)

       Apple Lane Apartments is an existing 71-unit apartment complex for families which is to be rehabilitated on Route 5 in Muldrow, Oklahoma. Apple Lane Apartments will consist of 53 two-bedroom units and 18 three-bedroom units contained in 6 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, disposal, air conditioning, wall-to-wall carpeting, smoke detectors, cable television hook-up and a patio or porch.

       Rehabilitation of Apple Lane Apartments is anticipated to begin in November, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                       Number
of Units     Completion      of Units      Rent-Up
----------   -------------   ---------    ------------
    35       March, 1998       17         March, 1998
    36       April, 1998       18         April, 1998
                               18         May, 1998
                               18         June, 1998

THE ARKADELPHIA PARTNERSHIP
(Arkadelphia Apartments)

       Arkadelphia Apartments is a 24-unit apartment complex for families which is to be constructed in Arkadelphia, Arkansas. Arkadelphia Apartments will consist of 24 two-bedroom units contained in 1 building. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

       Construction of Arkadelphia Apartments is anticipated to begin in November, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                      Number
of Units     Completion     of Units      Rent-Up
----------   ------------   ---------    -------------
    24       May, 1998         8         June, 1998
                               8         July, 1998
                               8         August, 1998

THE BELLWOOD FOUR PARTNERSHIP
(Whistle Stop Apartments)

       Whistle Stop Apartments is a 32-unit apartment complex for families, which is to be constructed on Southwest 4 Street in Gentry, Arkansas. Whistle Stop Apartments will consist of 6 one-bedroom units, 22 two-bedroom units and 4 three-bedroom units contained in 3 buildings. The complex will offer a meeting room, playground and central laundry facilities.

       Individual units will contain a refrigerator, range, disposal, air conditioning, kitchen exhaust fan and smoke detectors.

       Construction of Whistle Stop Apartments is anticipated to begin in July, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                         Number
of Units      Completion       of Units       Rent-Up
----------   ---------------   ----------   ---------------
    32       January, 1998       10         February, 1998
                                 10         March, 1998
                                 12         April, 1998

THE BOWIE PARTNERSHIP
(Royal Crest Apartments)

       Royal Crest Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated on El Dorado Street in Bowie, Texas. Royal Crest Apartments will consist of 24 one-bedroom units and 24 two-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

       Rehabilitation of Royal Crest Apartments is anticipated to begin in November, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                       Number
of Units     Completion      of Units      Rent-Up
----------   -------------   ---------    ------------
    12       March, 1998       12         April, 1998
    12       April, 1998       12         May, 1998
    12       May, 1998         12         June, 1998
    12       June, 1998        12         July, 1998

THE BROADWAY PARTNERSHIP
(Broadway Place Apartments)

       Broadway Place Apartments is a 12-unit apartment complex for families which is to be constructed on Broadway at Marland Boulevard in Hobbs, New Mexico. Broadway Place Apartments will consist of 8 one-bedroom units and 4 three-bedroom units contained in 3 buildings. The complex will offer a meeting room, pool and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, ceiling fans, smoke detectors, cable television hook-up and a patio or porch.

       Construction of Broadway Place Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                       Number
of Units     Completion      of Units      Rent-Up
----------   -------------   ---------    ------------
    6        March, 1998        6         April, 1998
    6        April, 1998        6         May, 1998

THE CLARKSVILLE PARTNERSHIP
(Lakewood Apartments)

       Lakewood Apartments is an existing 52-unit apartment complex for families which is to be rehabilitated on Meadow Court in Clarksville, Virginia. Lakewood Apartments will consist of 20 one-bedroom units and 32 two-bedroom units contained in 4 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or balcony porch.

       Rehabilitation of Lakewood Apartments is anticipated to begin in October, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ---------    ---------------
    13       November, 1997       26         January, 1998
    13       December, 1997       26         February, 1998
    13       January, 1998
    13       February, 1998

THE COMPTON HEIGHTS PARTNERSHIP
(Compton Heights Apartments)

       Compton Heights Apartments is a 12-unit apartment complex for families which is to be constructed on Hall Street in Potosi, Missouri. Compton Heights Apartments will consist of 12 two-bedroom units contained in 2 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

       Construction of Compton Heights Apartments is anticipated to begin in August, 1997. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:

Number                         Number
of Units      Completion       of Units       Rent-Up
----------   ---------------   ---------    --------------
    12       October, 1997       12         January, 1998

THE EMERALD TRACE II PARTNERSHIP
(Emerald Trace II Apartments)

       Emerald Trace II Apartments is a 48-unit apartment complex for families which is to be constructed in Ruston, Louisiana. Emerald Trace II Apartments will consist of 8 one-bedroom units, 32 two-bedroom units and 8 three-bedroom units contained in 8 buildings. The complex will offer a meeting/reception area and central laundry facilities.

       Individual units will contain a refrigerator, range, bathroom exhaust fan, air conditioning and smoke detectors.

       Construction of Emerald Trace II Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                           Number
of Units       Completion        of Units       Rent-Up
----------   -----------------   ----------   ---------------
    24       September, 1998       12         October, 1998
    24       October, 1998         12         November, 1998
                                   12         December, 1998
                                   12         January, 1999

THE FARMVILLE PARTNERSHIP
(Country Estates Apartments)

       Country Estates Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated in Farmville, Virginia. Country Estates Apartments will consist of 12 one-bedroom units and 12 two-bedroom units contained in 3 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or balcony.

       Rehabilitation of Country Estates Apartments is anticipated to begin in October, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ---------    --------------
    24       December, 1997       24         January, 1998

THE FARWELL MILL PARTNERSHIP
(Farwell Mill Apartments)

       Farwell Mill Apartments is an existing 27-unit apartment complex for families which is being rehabilitated on Lisbon Street and Webster Road in Lisbon, Maine. Farwell Mill Apartments will consist of 12 one-bedroom units, 11 two-bedroom units and 4 three-bedroom units contained in 1 building. The complex will offer a meeting/function room, deck and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher and smoke detectors.

       Rehabilitation of Farwell Mill Apartments began in April, 1997. The Operating General Partners anticipate that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ---------    --------------
    27       November, 1997       27         January, 1998

THE GRAHAM PARTNERSHIP
(Lone Oak Apartments)

       Lone Oak Apartments is an existing 64-unit apartment complex for families which is to be rehabilitated on Carolina Street in Graham, Texas. Lone Oak Apartments will consist of 24 one-bedroom units, 36 two-bedroom units and 4 three-bedroom units contained in 16 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors, and a patio or porch.

       Rehabilitation of Lone Oak Apartments is anticipated to begin in November, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                       Number
of Units     Completion      of Units      Rent-Up
----------   -------------   ---------    ------------
    16       March, 1998       16         April, 1998
    16       April, 1998       16         May, 1998
    16       May, 1998         16         June, 1998
    16       June, 1998        16         July, 1998

THE JEFFRIES PARTNERSHIP
(New River Gardens Apartments)

       New River Gardens Apartments is an existing 44-unit apartment complex for families which is to be rehabilitated on Jeffries Drive in Radford, Virginia. New River Gardens Apartments will consist of 20 one-bedroom units and 24 two-bedroom units contained in 4 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors, cable television hook-up and a patio or porch.

       Rehabilitation of New River Gardens Apartments is anticipated to begin in July, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ---------    ---------------
    20       November, 1997       11         January, 1998
    24       December, 1997       11         February, 1998
                                  11         March, 1998
                                  11         April, 1998

THE KING GEORGE PARTNERSHIP
(Pine Forest Estates Apartments)

       Pine Forest Estates Apartments is an existing 40-unit apartment complex for families which is to be rehabilitated on Pine Forest Lane and Dahlgren Road in King George, Virginia. Pine Forest Estates Apartments will consist of 20 one-bedroom units and 20 two-bedroom units contained in 5 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or deck.

       Rehabilitation of Pine Forest Estates Apartments is anticipated to begin in November, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ----------   ---------------
    20       December, 1997       20         January, 1998
    20       January, 1998        20         February, 1998

THE LINDEN PARTNERSHIP
(Western Trails II Apartments)

       Western Trails II Apartments is a 30-unit apartment complex for families which is to be constructed on Renner Drive in Council Bluffs, Iowa. Western Trails II Apartments will consist of 18 two-bedroom units and 12 three-bedroom units contained in 1 building. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range with hood, dishwasher, disposal, air conditioning, smoke detectors and a patio or porch.

       Construction of Western Trails II Apartments is anticipated to begin in July, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                         Number
of Units      Completion       of Units       Rent-Up
----------   ---------------   ----------   ---------------
    30       January, 1998       10         February, 1998
                                 10         March, 1998
                                 10         April, 1998

THE MESA GRANDE PARTNERSHIP
(Mesa Grande Apartments)

       Mesa Grande Apartments is a 72-unit apartment complex for families which is to be constructed on Chapman Road at National Parks Highway in Carlsbad, New Mexico. Mesa Grande Apartments will consist of 20 one-bedroom units, 20 two-bedroom units and 32 three-bedroom units contained in 9 buildings. The complex will offer a pool, meeting/recreation room, playground, basketball court and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, ceiling fans, smoke detectors, cable television hook-up and a patio or porch.

       Construction of Mesa Grande Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                       Number
of Units     Completion      of Units        Rent-Up
----------   -------------   ----------   ----------------
    18       March, 1998       12         April, 1998
    18       April, 1998       12         May, 1998
    18       May, 1998         12         June, 1998
    18       June, 1998        12         July, 1998
                               12         August, 1998
                               12         September, 1998

THE NOCONA PARTNERSHIP
(Nocona Terrace Apartments)

       Nocona Terrace Apartments is an existing 36-unit apartment complex for families which is to be rehabilitated on Montague Avenue in Nocona, Texas. Nocona

Terrace Apartments will consist of 12 one-bedroom units and 24 two-bedroom units contained in 3 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

       Rehabilitation of Nocona Terrace Apartments is anticipated to begin in November, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                       Number
of Units     Completion      of Units      Rent-Up
----------   -------------   ---------    ------------
    9        March, 1998        9         April, 1998
    9        April, 1998        9         May, 1998
    9        May, 1998          9         June, 1998
    9        June, 1998         9         July, 1998

THE NORTHGATE PARTNERSHIP
(Northgate Apartments)

       Northgate Apartments is a 24-unit apartment complex for families which is to be constructed in Bryant, Arkansas. Northgate Apartments will consist of 24 two-bedroom units contained in 1 building. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

       Construction of Northgate Apartments is anticipated to begin in November, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                      Number
of Units     Completion     of Units      Rent-Up
----------   ------------   ---------    -------------
    24       May, 1998         8         June, 1998
                               8         July, 1998
                               8         August, 1998

THE POCOLA AND ARKOMA PARTNERSHIP
(Pocola and Arkoma Apartments)

       Pocola and Arkoma Apartments is an existing 44-unit apartment complex for families which is to be rehabilitated in Pocola and Arkoma, Oklahoma. Pocola and Arkoma Apartments will consist of 16 one-bedroom units and 28 two-bedroom units contained in 6 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, air conditioning, smoke detectors, cable television hook-up and a patio or porch.

       Rehabilitation of Pocola and Arkoma Apartments is anticipated to begin in October, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ---------    ---------------
    11       January, 1998        11         February, 1998
    11       February, 1998       11         March, 1998
    11       March, 1998          11         April, 1998
    11       April, 1998          11         May, 1998

THE QUAIL CREEK PARTNERSHIP
(Quail Creek Apartments)

       Quail Creek Apartments is an existing 25-unit apartment complex for senior citizens which is to be rehabilitated in Gravette, Arkansas. Quail Creek Apartments will consist of 25 one-bedroom units contained in 3 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and cable television hook-up.

       Rehabilitation of Quail Creek Apartments is anticipated to begin in October, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ---------    ---------------
    12       January, 1998        12         February, 1998
    13       February, 1998       13         March, 1998

THE RIVERBEND PARTNERSHIP
(Riverbend Apartments)

       Riverbend Apartments is a 24-unit apartment complex for families which is to be constructed on Route 10 in Swanzey, New Hampshire. Riverbend Apartments will consist of 18 two-bedroom units and 6 three-bedroom units contained in 4 buildings. The complex will offer a conference room and central laundry facilities.

       Individual units will contain a refrigerator, range, wall-to-wall carpeting, smoke detectors and a patio or porch.

       Construction of Riverbend Apartments is anticipated to begin in June, 1997. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ---------    ---------------
    24       November, 1997        8         January, 1998
                                   8         February, 1998
                                   8         March, 1998

THE RUGBY PARTNERSHIP
(Rugby Apartments)

       Rugby Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated in Luray, Virginia. Rugby Apartments will consist of 12 one-bedroom units and 36 two-bedroom units contained in 8 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors, cable television hook-up and a patio or porch.

       Rehabilitation of Rugby Apartments is anticipated to begin in July, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units       Rent-Up
----------   ----------------   ---------    ---------------
    24       November, 1997       12         January, 1998
    24       December, 1997       12         February, 1998
                                  12         March, 1998
                                  12         April, 1998

THE SOUTHSIDE PARTNERSHIP
(Southside Apartments)

       Southside Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated on Highway 501 South in Latta, South Carolina. Southside Apartments will consist of 18 one-bedroom units and 6 two-bedroom units contained in 6 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and smoke detectors.

       Rehabilitation of Southside Apartments is anticipated to begin in September, 1997. The Operating General Partners anticipate that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units      Rent-Up
----------   ----------------   ---------    ------------
    12       February, 1998        8         March, 1998
    12       March, 1998           8         April, 1998
                                   8         May, 1998

THE SUNRISE PARTNERSHIP
(Sunrise Homes Apartments)

       Sunrise Homes Apartments is a 32-unit apartment complex for families which is to be constructed on Scharbauer at Marland Boulevard in Hobbs, New Mexico. Sunrise Homes Apartments will consist of 8 one-bedroom units, 8 two-bedroom units and 16 three-bedroom units contained in 8 buildings. The complex will offer a pool, meeting/recreation room, basketball court, playground and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, ceiling fans, smoke detectors, cable television hook-up and a patio or porch.

       Construction of Sunrise Homes Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                       Number
of Units     Completion      of Units      Rent-Up
----------   -------------   ---------    ------------
    16       March, 1998        8         April, 1998
    16       April, 1998        8         May, 1998
                                8         June, 1998
                                8         July, 1998

                                 * * * * * * * *